Exhibit 10.3

ADVANCED MESSAGING SOLUTIONS INC.
(the “Company”)

FOUNDER’S SHARE SUBSCRIPTION

The undersigned (the “Subscriber”) acknowledges and agrees that:

1.	the Subscriber is a founder of the Company;

2.
the Subscriber subscribes for seven hundred and fifty thousand (750,000) common shares (the “Shares”) in the authorized capital of the Company at a price of US $0.01 per Share, and agrees to pay the purchase price for the Shares prior to their issuance;

3.
the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and the Subscriber is solely responsible (and the Company is not in any way responsible) for compliance with:

(a)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Shares hereunder, and

(b)	applicable resale restrictions.

Dated as of the 27th day of December, 2007.

/s/ Moses Carlo Paez
MOSES CARLO PAEZ

INFORMATION REQUIRED FOR REGISTRATION:

Full name:
Moses Carlo Paez

Residential Address:

42 San Simon St.
BGY Holy Spirit
Quezon City, Philippines